UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2014.

MERRIMAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15831	11-2936371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

250 Montgomery St., 16th Floor San Francisco, CA 94104

( Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

250 Montgomery Street, 16th Floor,
San Francisco, California 94104

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 27, 2014, Merriman Holdings, Inc. held its annual meeting of stockholders.  Proxies were solicited from stockholders and several matters were voted on at the meeting. Stockholders of record as of the close of business on May 21, 2014 were entitled to vote. A quorum was established for the meeting, with holders of 103,309,962 shares present in person or by proxy out of a total of 131,759,125 shares, or 78.4%, of shares outstanding and entitled to vote on the record date.

Our largest stockholder and Co-Chairman, Ronald L. Chez is party to a Voting Agreement with the Company dated March 28, 2013 which provides that Mr. Chez will vote all of his shares of common stock of the Company, including stock held in his IRA, which are in excess of 24.99% of the total outstanding shares of Company common stock in the same proportion as all shares of common stock not held by Mr. Chez. This has the effect of limiting Mr. Chez’ voting control to 24.99%. The Voting Agreement was filed with the Company’s Current Report on Form 8-K dated March 28, 2013. Vote totals are given below both before and after giving effect to the Voting Agreement. The vote total giving effect to the Voting Agreement is the binding vote.

Proposal 1.	Election of Directors

At the meeting, stockholders elected seven directors.  Final voting results for each director, before giving effect to the Voting Agreement described above, are below.

Proposal 1 Directors Before Giving Effect to Voting Agreement

Director Candidate	Votes For	Votes Withheld	Broker Non-Votes

D. Jonathan Merriman	96,387,365	50,868	6,871,729

Ronald L. Chez	96,256,000	182,223	6,871,729

Dennis G. Schmal	96,255,954	182,279	6,871,729

William J. Febbo	96,255,954	182,279	6,871,729

Jeffrey M. Soinski	96,255,928	182,305	6,871,729

Patrick W. O’Brien	96,255,525	182,708	6,871,729

Robert Ward	96,343,314	94,919	6,871,729

Final voting results for each director, after giving effect to the Voting Agreement described above, are below.

Proposal 1 Directors After Giving Effect to Voting Agreement

Director Candidate	Votes For	Votes Withheld	Broker Non-Votes

D. Jonathan Merriman	96,375,498	62,735	6,871,729

Ronald L. Chez	96,204,904	227,329	6,871,729

Dennis G. Schmal	96,210,858	227,375	6,871,729

William J. Febbo	96,210,858	227,375	6,871,729

Jeffrey M. Soinski	96,210,832	227,401	6,871,729

Patrick W. O’Brien	96,210,429	227,804	6,871,729

Robert Ward	96,319,579	118,654	6,871,729

Proposal 2.	Approval of Reverse Stock Split at a Ratio of Up to 1-for-30

Stockholder voted to approve the proposal to effect a reverse stock split at a ratio of up to 1-for-30. Voting results, before giving effect to the Voting Agreement described above, are below.

	Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 2 Before Giving Effect to Voting Agreement	101,434,702	1,885,206	54	0

Stockholder voted to ratify the selection of Marcum LLP as our independent registered public accounting firm for fiscal year 2014.  Voting results, after giving effect to the Voting Agreement described above, are below.

	Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 2 After Giving Effect to Voting Agreement	101,991,575	2,318,320	66	0

Proposal 3.	Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2014

Stockholder voted to ratify the selection of Marcum LLP as our independent registered public accounting firm for fiscal year 2014.  Voting results, before giving effect to the Voting Agreement described above, are below.

	Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 3 Before Giving Effect to Voting Agreement	102,351,569	448,073	510,320	0

Stockholder voted to ratify the selection of Marcum LLP as our independent registered public accounting firm for fiscal year 2014.  Voting results, after giving effect to the Voting Agreement described above, are below.

	Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 3 After Giving Effect to Voting Agreement	102,131,384	551,015	627,563	0

Proposal 4.	Advisory, Nonbinding Vote On Executive Compensation

Stockholder voted to approve the following resolution, on an advisory, non-binding basis:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Voting results, before giving effect to the voting Agreement described above, are below.

	Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 4 Before Giving Effect to Voting Agreement	96,169,039	257,891	11,303	6,871,729

Voting results, after giving effect to the voting Agreement described above, are below.

	Votes For	Votes Against	Abstain	Broker Non-Votes

Proposal 4 After Giving Effect to Voting Agreement	96,105,561	317,140	13,900	6,871,729

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merriman Holdings, Inc.

Date: July 2, 2014	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman
Chief Executive Officer